Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is made and entered into as of December 17, 2010, by and among EDGEWATER TECHNOLOGY, INC., a Delaware corporation (the “Company”) and David Clancey (“Employee”).

RECITALS

WHEREAS, Company and Employee entered into that certain Employment Agreement dated June 12, 2007 (the “Employment Agreement”) for a term commencing on June 12, 2007 and continuing through December 31, 2010; and

WHEREAS, Company and Employee now desire to extend the term of the Employment Agreement to amend certain of the terms and conditions of the Employment Agreement as set forth herein; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. The term of the Employment Agreement shall be and hereby is extended for an additional term commencing on January 1, 2011 and continuing until December 31, 2013, unless terminated sooner in accordance with Sections 5 or 6 of the Employment Agreement.

2. Section 3.1 of the Employment Agreement shall be and hereby is amended and restated as follows:

Base Salary. The Company shall pay to Employee a Base Salary at the rate of $300,000.00 per annum through the expiration of the term, payable bi-weekly as per normal pay practices of the Company. Such Base Salary shall be subject to increase based upon review by the Compensation Committee of the Company (the “Committee”) from time to time.

3. The first sentence of Section 5(c)(ii) shall be and hereby is amended and restated as follows:

at any time prior to the expiration of the Term, by the Company pursuant to Section 5(a)(iv) above, or by Employee for Good Reason (as defined below), then in such event Employee shall receive from the Company a lump sum payment equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs.

4. Section 6(a) of the Employment Agreement shall be and hereby is amended and restated as follows:

(a) If Employee’s employment with the Company is terminated during the Term following a Change in Control, either by the Company which is not for Cause or by the Employee for Good Reason only: (i) the Company shall pay Employee a lump sum amount equal to two (2) times the Employee’s annual base salary in effect at the time of such termination plus an amount equal to Employee’s cash bonus paid for the year immediately preceding the year in which termination of employment occurs, (ii) the provisions of Section 5(c)(ii) relating to exercisability of options, restricted stock awards and Continued Health Care Coverage shall apply; and (iii) the non-competition, non-solicitation and confidentiality provisions of Section 7 shall apply for a period of only six (6) months from the effective date of termination. In such event, Employee shall have no further obligations under this Agreement, other than continued compliance with Section 7 hereof during the aforementioned period in the preceding sentence.

5. Except as expressly amended as set forth herein, all other terms and conditions of the Employment Agreement shall remain in full force and effect, unaltered and unaffected hereby, and the parties hereby ratify and confirm their rights and obligations as set forth in said Employment Agreement, as amended herein.

6. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or PDF shall be effective as delivery of a manually-executed counterpart of this Agreement.

7. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above, intending this document to take effect as a sealed instrument.

COMPANY:

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name:	Timothy R. Oakes
Title:	Chief Financial Officer

EMPLOYEE:

/s/ David Clancey
David Clancey

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